Exhibit 99.1

Directors, Executive Officers and Capitalization of the Guarantors

Name of Guarantor	Title of Class	Amount Authorized	Amount Outstanding	Officers	Directors
38286 Bermuda Ltd	Common	500,000,000	177,995,763	Estera Services (Bermuda) Limited (Secretary)	Hooman Yazhari, Estera Directors I (Bermuda) Limited
6922767 Holding S.à r.l.	Shares	1,228,377,778	1,228,377,778	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)
Capital Aviation Services B.V.	Shares	1,000	202	None	CHC Holding NL B.V.
CHC Den Helder B.V.	Shares	90,000	18,000	None	CHC Holding NL B.V.
CHC Global Operations (2008) ULC	Common Shares	No Max	1	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety & Quality), Lee Eckert (Chief Financial Officer)	Paul King, Lee Eckert
CHC Global Operations Canada (2008) ULC	Common Shares	No Max	17,995,942	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety & Quality), Lee Eckert (Chief Financial Officer)	Paul King, David Balevic
CHC Global Operations International ULC	Common Shares	No Max	7,932,911	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety & Quality), Lee Eckert (Chief Financial Officer)	Paul King, David Balevic

CHC Helicopter Australia Pty Ltd	Ordinary	N/A	3	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba
CHC Helicopter Holding S.à r.l.	Shares	12,511	12,511	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)
CHC Helicopter S.A.	Class A Shares Class B Shares Class C Shares Class D Shares Class E Shares Class F Shares Class G Shares Class H Shares Class I Shares Class J Shares	49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147	49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)

CHC Helicopters (Barbados) Limited	Common Shares Class A Redeemable Preference Shares Class B Redeemable Preference Shares	Unlimited 50,000	50,722,135 23,317	James Misener (President), ATC Secretarial Services Inc. (Secretary & Treasurer)	Stephen R. Edghill (Chairman), James A. Misener, David C. Bynoe, John R. S. Mackenzie
CHC Holding (UK) Limited	Ordinary Shares ‘A’ Preference Shares ‘B’ Preference Shares	36,537,458 5,259,000 1,052,000	36,537,458 5,259,000 1,052,000	Helen Light (Secretary)	Mark Abbey, Shaun Stewart, Dennis Corbett
CHC Holding NL B.V.	Shares	90,000	19,000	None	Christian Krajewski, Cornelis Martinus Visser
CHC Hoofddorp B.V.	Shares	900	180	None	CHC Holding NL B.V.
CHC Leasing (Ireland) Designated Activity Company	Shares	100,000	100	Helen Light (Company Secretary), Bradwell Limited (Assistant Company Secretary)	Aoife Considine, Russell Waide, Gillian Flanagan
CHC Netherlands B.V.	Shares	900	183	None	CHC Holding NL B.V.
CHC Norway Acquisition Co AS	Shares	26,000	26,000	Edward Lane (General Manager / Daglig Leder)	Arne Roland, Karl Gjelvik, Edward Lane
Heli-One (Netherlands) B.V.	Shares	1,000	200	None	CHC Holding NL B.V.
Heli-One (Norway) AS	Shares	2,000	2,000	Edward Lane (General Manager / Daglig Leder)	Arne Roland, Karl Gjelvik, Edward Lane, (Alternate: Thorleif Eng Jakobsen) Employee representative Directors: Arnfinn Nærland, Edvin Holstad, John Kåre Pedersen, (Alternate: Morten A. Nielsen)
Heli-One (U.S.) Inc.	Common Shares	1,000	100	Anthony DiNota (President), Nicolas Stable (Secretary), Scott Thanisch (Treasurer)	Anthony DiNota, Nicolas Stable

Heli-One (UK) Limited	Ordinary Shares ‘A’ Participating Ordinary Shares Cumulative Redeemable ‘A’ Preference Shares Cumulative Redeemable ‘B’ Preference Shares	1,500,000 1,000,000 6,750,000 3,250,000	1,500,000 1,000,000 6,750,000 3,250,000	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett
Heli-One Canada ULC	Common Shares Class A Preferred Shares Class B Preferred Shares Class C Preferred Shares Class D Preferred Shares Class E Preferred Shares	No Max No Max No Max No Max No Max No Max	143,409,759 0 1	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety & Quality), Lee Eckert (Chief Financial Officer), Karl Fessenden (Chief Executive Officer), Anthony DiNota (President), Graham Turner (Global Customs Manager)	Paul King, Lee Eckert
Heli-One Holdings (UK) Limited	Shares	58,775,753	58,775,753	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett
Heli-One Leasing (Norway) AS	Shares	1,500	1,500	Arne Roland (General Manager / Daglig Leder)	Arne Roland, Karl Gjelvik, Edward Lane (Chairman)
Heli-One Leasing ULC	Common Shares Class A Preferred Shares	No Max No Max	95,825,939 0	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety & Quality), Lee Eckert (Chief Financial Officer), Anthony DiNota (President)	Paul King, Lee Eckert
Heli-One USA Inc.	Common Shares	1,000	1,000	Anthony DiNota (President), Nicolas Stable (Secretary), Scott Thanisch (Treasurer)	Anthony DiNota, Nicolas Stable
Heliworld Leasing Limited	Ordinary Shares	1,000	1	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett
Integra Leasing AS	Shares	150	150	None	Edward Lane, Arne Roland (Chairman)
Lloyd Bass Strait Helicopters Pty Ltd	Ordinary Shares	N/A	2	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba

Lloyd Helicopter Services Limited	Ordinary Shares Redeemable Ordinary Shares	30,000,000 10,000,000	30,000,000 10,000,000	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett
Lloyd Helicopter Services Pty Ltd	Ordinary Shares	N/A	54,800,000	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba
Lloyd Helicopters International Pty Ltd.	Ordinary Shares	N/A	2	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba
Lloyd Helicopters Pty Ltd	Class A	N/A	1,000	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba
Management Aviation Limited	Ordinary Shares	25,651,354	25,651,354	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett